EXHIBIT 15
                         DISTRIBUTION AND SERVICE PLAN
                                      OF
                         THE CEF FUND - CLASS A SHARES

         DISTRIBUTION AND SERVICE PLAN, dated as of September 23, 1996, of The Flex-Partners, a Massachusetts business trust ("Trust").

                                  WITNESSETH:

         WHEREAS, the Trust has been organized to operate as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

         WHEREAS, the Trust intends to distribute Shares of The CEF Fund - Class A Shares (the "Fund") in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and desires to adopt this Distribution and Service Plan (the "Plan") as a plan of distribution pursuant to such Rule;

         WHEREAS, the Trust desires to engage Adviser Dealer Services, Inc., an Ohio corporation (along with any successor underwriter, the "Underwriter"), to provide (or cause to be provided) certain distribution and shareholder services for the Trust;

         WHEREAS, the Trust desires to enter into a distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust in the manner specified in Rule 12b-1 (the "Distribution Agreement")) with the Underwriter, whereby the Underwriter will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares of the Fund; and

         WHEREAS, the Board of Trustees, in considering whether the Fund should adopt and implement this Plan, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Fund and its shareholders.

         NOW, THEREFORE, the Board of Trustees hereby adopts this Plan for the Fund as a plan of distribution in accordance with Rule 12b-1, on the following terms and conditions:

         1. As specified in the Underwriting Agreement, the Trust will reimburse the Underwriter for costs and expenses incurred in connection with the distribution and marketing of Shares of the Fund. Such distribution costs could include, without limitation, advertising expenses and the expenses of printing (excluding typesetting) and distributing prospectuses and reports used for sales purposes, expenses of preparing and printing sales literature; expenses of sales employees or agents of the Underwriter, including salary, commissions, travel and related expenses, payments to broker-dealers, banks or other financial institutions ("Dealers") for services in connection with the distribution of shares, including service fees and trail or maintenance commissions calculated with reference to the average daily net asset value of shares held by shareholders who have a brokerage or other service relationship with the Dealer or institution receiving such fees; and other distribution-related expenses whether or not specifically required to be made by the Underwriter pursuant to the Underwriting Agreement.

         2. The Trust may pay the Underwriter distribution fees from the Fund not to exceed on an annual basis 0.25% of the average daily net assets of the Fund for its then-current fiscal year as reimbursement for costs and expenses incurred in connection with the distribution and sales of Shares of the Fund. To the extent such expenses exceed the stated limit, the Underwriter will bear such expenses.

         3. The Trust may also pay the Underwriter service fees from the Fund not to exceed on an annual basis 0.25% of the average daily net assets of the Fund for its then-current fiscal year in connection with providing (or causing to be provided) personal services and shareholder account maintenance services.

         4. The Trust shall pay or cause to be paid all fees and expenses of any independent auditor, legal counsel, administrator, sponsor, transfer agent, custodian, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and (other than the service fees covered by the Plan) servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Trust; insurance premiums; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares.

         5. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

         6. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Fund, and (b) approval by a vote of the Board of Trustees of the Fund and a vote of a majority of the Trustees who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

         7. This Plan shall continue in effect indefinitely; provided, however, that such continuance is subject to annual approval by a vote of the Board of Trustees of the Fund and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this Plan. If such annual approval is not obtained, this Plan shall expire on the date which is fifteen months after the date of the last approval.

         8. This Plan may be amended at any time by the Board of Trustees, provided, that (a) any amendment to increase materially the amount that may be expended from the assets of the Fund for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of the Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees, and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time with respect to the Fund by a vote of a majority of the Qualified Trustees or by a vote of a "majority of the outstanding voting securities" of the Fund.

         9. The Fund and the Underwriter each shall provide the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

         10. While this Plan is in effect, the selection and nomination of Trustees who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

         11. For the purposes of this Plan, the terms "interested persons" and "majority of the outstanding voting securities" are used as defined in the 1940 Act.

         12. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 9 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made, and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

         13. This Plan shall be construed in accordance with the laws of Massachusetts and the applicable provisions of the 1940 Act.

         14. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan shall not be affected thereby.

dmcefdis

                         DISTRIBUTION AND SERVICE PLAN
                                      OF
                         THE CEF FUND - CLASS C SHARES

         DISTRIBUTION AND SERVICE PLAN, dated as of September 23, 1996, of The Flex-Partners, a Massachusetts business trust ("Trust").

                                  WITNESSETH:

         WHEREAS, the Trust has been organized to operate as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

         WHEREAS, the Trust intends to distribute Shares of The CEF Fund - Class C Shares (the "Fund") in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and desires to adopt this Distribution and Service Plan (the "Plan") as a plan of distribution pursuant to such Rule;

         WHEREAS, the Trust desires to engage Adviser Dealer Services, Inc., an Ohio corporation (along with any successor underwriter, the "Underwriter"), to provide (or cause to be provided) certain distribution and shareholder services for the Trust;

         WHEREAS, the Trust desires to enter into a distribution agreement (in such form as may from time to time be approved by the Board of Trustees of the Trust in the manner specified in Rule 12b-1 (the "Distribution Agreement")) with the Underwriter, whereby the Underwriter will provide facilities and personnel and render services to the Trust in connection with the offering and distribution of the Shares of the Fund; and

         WHEREAS, the Board of Trustees, in considering whether the Fund should adopt and implement this Plan, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Fund and its shareholders.

         NOW, THEREFORE, the Board of Trustees hereby adopts this Plan for the Fund as a plan of distribution in accordance with Rule 12b-1, on the following terms and conditions:

         1. As specified in the Underwriting Agreement, the Trust will reimburse the Underwriter for costs and expenses incurred in connection with the distribution and marketing of Shares of the Fund. Such distribution costs could include, without limitation, advertising expenses and the expenses of printing (excluding typesetting) and distributing prospectuses and reports used for sales purposes, expenses of preparing and printing sales literature; expenses of sales employees or agents of the Underwriter, including salary, commissions, travel and related expenses, payments to broker-dealers, banks or other financial institutions ("Dealers") for services in connection with the distribution of shares, including service fees and trail or maintenance commissions calculated with reference to the average daily net asset value of shares held by shareholders who have a brokerage or other service relationship with the Dealer or institution receiving such fees; and other distribution-related expenses whether or not specifically required to be made by the Underwriter pursuant to the Underwriting Agreement.

         2. The Trust may pay the Underwriter distribution fees from the Fund not to exceed on an annual basis 0.75% of the average daily net assets of the Fund for its then-current fiscal year as reimbursement for costs and expenses incurred in connection with the distribution and sales of Shares of the Fund. To the extent such expenses exceed the stated limit, the Underwriter will bear such expenses.

         3. The Trust may also pay the Underwriter service fees from the Fund not to exceed on an annual basis 0.25% of the average daily net assets of the Fund for its then-current fiscal year in connection with providing (or causing to be provided) personal services and shareholder account maintenance services.

         4. The Trust shall pay or cause to be paid all fees and expenses of any independent auditor, legal counsel, administrator, sponsor, transfer agent, custodian, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and (other than the service fees covered by the Plan) servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Trust; insurance premiums; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of Shares.

         5. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

         6. This Plan shall become effective upon (a) approval by a vote of at least a "majority of the outstanding voting securities" of the Fund, and (b) approval by a vote of the Board of Trustees of the Fund and a vote of a majority of the Trustees who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

         7. This Plan shall continue in effect indefinitely; provided, however, that such continuance is subject to annual approval by a vote of the Board of Trustees of the Fund and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this Plan. If such annual approval is not obtained, this Plan shall expire on the date which is fifteen months after the date of the last approval.

         8. This Plan may be amended at any time by the Board of Trustees, provided, that (a) any amendment to increase materially the amount that may be expended from the assets of the Fund for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of the Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees, and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time with respect to the Fund by a vote of a majority of the Qualified Trustees or by a vote of a "majority of the outstanding voting securities" of the Fund.

         9. The Fund and the Underwriter each shall provide the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

         10. While this Plan is in effect, the selection and nomination of Trustees who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

         11. For the purposes of this Plan, the terms "interested persons" and "majority of the outstanding voting securities" are used as defined in the 1940 Act.

         12. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 9 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made, and each such Record shall be kept in an easily accessible place for the first two years of said record-keeping.

         13. This Plan shall be construed in accordance with the laws of Massachusetts and the applicable provisions of the 1940 Act.

         14. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan shall not be affected thereby.

dmcefdis